Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Registration Statement on Form S-1, of our report dated January 12, 2018 related to the financial statements of Cipherloc Corporation as of September 30, 2017 and for the year then ended, which includes an explanatory paragraph regarding the substantial doubt about Cipherloc Corporation’s ability to continue as a going concern. We also consent to the reference to us in the “Experts” section of the Registration Statement.

Very truly yours,

/s/ dbbmckennon

Newport Beach, California

February 5, 2019